EXHIBIT 7.2

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Act of 1934, as amended, each of Inland Investment Advisors, Inc., Inland Real Estate Investment Corporation, The Inland Group, Inc. and Daniel L. Goodwin hereby agree that the Schedule 13D to which this Exhibit 7.2 is attached and any amendments thereto relating to the acquisition or disposition of shares of common stock of GMH Communities Trust is filed jointly on behalf of each of them.

Dated: February 14, 2008	INLAND INVESTMENT ADVISORS, INC.

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	President

Dated: February 14, 2008	INLAND REAL ESTATE INVESTMENT CORPORATION

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	Senior Vice President

Dated: February 14, 2008	THE INLAND GROUP, INC.

/s/ Daniel L. Goodwin
	Name:	Daniel L. Goodwin
	Title:	President

Dated: February 14, 2008
/s/ Daniel L. Goodwin
Daniel L. Goodwin

General Note Regarding Appendices A — C

For purposes of Item 2(c) as it pertains to an executive officer or director of one of the Reporting Persons whose principal employer is Inland Real Estate Investment Corporation (“IREIC”) or The Inland Group, Inc. (“TIGI”), the principal business of each of those corporations is providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other services related to real estate.  IREIC is the sole shareholder of Inland American Business Manager & Advisor, Inc.  The principal business of Inland American Business Manager & Advisor, Inc. is overseeing and managing Inland American’s day-to-day operations, including identifying potential investment opportunities in real estate assets and assisting the board in evaluating those opportunities; preparing regulatory filings and other reports required by law; administering bookkeeping and accounting functions; and undertaking and performing all services and activities necessary and proper to carry out Inland American’s investment objectives.

Appendix A

Executive Officers and Directors of Adviser

Names and Titles of Adviser Executive Officers and Directors	Principal Occupation or Employment and Business of Principal Employer	Principal Business Conducted by Employer; Business or Residence Address; Citizenship
Brenda G. Gujral, Director and Vice President	President and Chief Operating Officer, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Roberta S. Matlin, Director and President	Senior Vice President, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Daniel L. Goodwin, Director	Chairman and President, The Inland Group, Inc. and Chairman of Inland Real Estate Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Robert D. Parks, Director	Chairman, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Catherine L. Lynch, Treasurer and Secretary	Treasurer and Secretary, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen

A-1

Appendix B

Executive Officers and Directors of IREIC

Names and Titles of IREIC Executive Officers and Directors	Principal Occupation or Employment and Business of Principal Employer	Principal Business Conducted by Employer; Business or Residence Address; Citizenship
Daniel L. Goodwin, Director	Chairman and President, The Inland Group, Inc. and Chairman of Inland Real Estate Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Robert H. Baum, Director	Vice Chairman, Executive Vice President and General Counsel of The Inland Group, Inc.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Brenda G. Gujral, Director & Vice President	President, Inland Real Estate Investment Corporation, Director and Vice President of Adviser.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Roberta S. Matlin, Director & President	Senior Vice President, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Robert D. Parks, Director	Chairman, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Catherine L. Lynch, Treasurer and Secretary	Treasurer and Secretary, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
George A. Pandaleon, Senior Vice President	Senior Vice President, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Ulana B. Horalewskyj, Senior Vice President	Senior Vice President, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
George Adamek, Vice President	Vice President, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Marianne Jones, Vice President	Vice President, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Guadalupe Griffin, Vice President	Vice President, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Dawn M. Williams, Vice President-Marketing	Vice President-Marketing, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Sandra Perion, Vice President-Operations	Vice President-Operations, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen

B-1

Appendix C

Executive Officers and Directors of TIGI

Names and Titles of TIGI Executive Officers and Directors	Principal Occupation or Employment and Business of Principal Employer	Principal Business Conducted by Employer; Business or Residence Address; Citizenship
Daniel L. Goodwin, Chairman and President	Chairman and President, The Inland Group, Inc. and Chairman of Inland Real Estate Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Robert H. Baum Vice Chairman, Executive Vice President and General Counsel	Vice Chairman, Executive Vice President and General Counsel of The Inland Group, Inc.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
G. Joseph Cosenza, Vice Chairman	Vice Chairman, The Inland Group, Inc.; serves on management committee of Inland Real Estate Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen
Robert D. Parks, Director	Chairman, Inland Real Estate Investment Corporation.	2901 Butterfield Road Oak Brook, Illinois 60523 United States Citizen

C-1